Exhibit 3.2.1

BYLAWS AMENDMENT
The Bylaws of Rockville shall be amended as of the Effective Time by:

1.	deleting “Rockville Financial, Inc.” in each place it appears in the Bylaws and inserting in its place “United Financial Bancorp, Inc.”

2.
replacing “President” with “Chief Executive Officer” each time “President” appears in the following sections of the Bylaws:  Sections 3, 4, 5 and 14 of Article II; Sections 5 and 9 of Article III; and Section 1 of Article VI.

3.	deleting Section 2 of Article III in its entirety and inserting in its place the following new Section 2:

Section 2.                      Board Composition.

(a)           Effective as of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of November 14, 2013, by and between United Financial Bancorp, Inc. (“United”) and Rockville Financial, Inc. (“Rockville”), as the same may be amended from time to time (the “Merger Agreement”)) and notwithstanding any other provision of these Bylaws that may be to the contrary, the Board of Directors of the Corporation shall consist of twenty (20) Directors (or, if the Corporation’s Certificate of Incorporation does not allow that number, sixteen (16) Directors), half of whom shall be former members of the Board of Directors of Rockville chosen by Rockville (the “Former Rockville Directors”), including William H. W. Crawford, IV, and half of whom shall be former members of the Board of Directors of United (other than Richard B. Collins, who will be replaced by J. Jeffrey Sullivan) chosen by United (the “Former United Directors”).  The Former United Directors and Former Rockville Directors shall be apportioned among the classes of the Board of Directors as nearly evenly as is possible.  The placement of specific Former United Directors by class shall be as determined by United, and the placement of specific Former Rockville Directors by class shall be as determined by Rockville, in each case subject to the preceding sentence; provided, however, that each of Messrs. Crawford and Sullivan shall be placed in the class whose term shall expire at the Corporation’s first annual meeting of shareholders following the Effective Time (or special meeting in lieu thereof) and, subject to satisfaction of the Corporation’s then-existing re-nomination policies and criteria applicable to incumbent directors, shall be nominated for a full term; and provided further, however, that all Former Rockville Directors and Former United Directors (or any successors thereto nominated in accordance with these Bylaws) whose terms shall expire at the Corporation’s first and second  annual meetings of shareholders following the Effective Time (or special meetings in lieu thereof), subject to satisfaction of the Corporation’s then-existing re-nomination policies and criteria applicable to incumbent Directors, shall be nominated for full terms.  During the period (the “Three-Year Period”) beginning immediately following the Effective Time and extending through the point in time immediately prior to the later of the Corporation’s third annual meeting of shareholders following the Effective Time (or special meeting in lieu thereof) or the 2017 annual meeting of shareholders (collectively, the “Third Annual Meeting”), the number of Directors of the Corporation shall be as determined by a two-thirds vote of the entire Board of Directors; provided that the Board of Directors shall consist of an equal number of Former Rockville Directors and Former United Directors.  Following the expiration of the Three-Year Period (for the avoidance of doubt, the election of Directors at the Third Annual Meeting shall be deemed for purposes of these Bylaws to follow the expiration of the Three-Year Period, and the provisions of this sentence shall apply to such election), the number of Directors of the Corporation shall be as determined by a two-thirds vote of the entire Board of Directors, and the requirement to have an equal number of Former Rockville Directors and Former United Directors shall expire.  Subject to Article IV of these Bylaws, each of the Former Rockville Directors and Former United Directors shall serve on committees of the Board of Directors, consistent with their expertise and interest, and based on the needs of the Board of Directors and the requirements of such positions.

(b)           The Board of Directors has resolved that, effective as of the Effective Time and notwithstanding any other provision of these Bylaws that may be to the contrary, Robert A. Stewart, Jr. shall serve as Chairman of the Board of Directors and Raymond H. Lefurge, Jr. shall serve as Vice Chairman of  the Board of Directors.  If, during the Three-Year Period, (i) Robert A. Stewart, Jr. cannot serve as Chairman of the Board of Directors, then a new Chairman of the Board of Directors shall be elected by a majority vote of the Former United Directors, or (ii) Mr. Lefurge cannot serve as Vice Chairman of the Board of Directors, then a new Vice Chairman of the Board of Directors shall be elected by a majority vote of the Former Rockville Directors.

(c)           Until the expiration of the Three-Year Period, the provisions of this Section 2 may be modified, amended or repealed, and any Bylaw provision inconsistent with the provisions of this Section 2 may be adopted, only by an affirmative vote of at least two-thirds of the full Board of Directors.

4.	deleting Section 4 of Article III in its entirety and inserting in its place the following new Section 4:

Section 4. Qualifications.  A Director need not be a resident of the State of Connecticut or a shareholder of the Corporation. Any person under the age of twenty-five (25) is ineligible to be elected to the Board of Directors. No person aged seventy (70) years or more is eligible for election or re-election as a Director; provided, however, that, during the Three-Year Period (for the avoidance of doubt, the election of Directors at the Third Annual Meeting shall be deemed to follow the expiration of the Three-Year Period), no Former United Director or Former Rockville Director who served as a Director as of the Effective Time shall be ineligible for re-election as a Director by virtue of being aged seventy (70) years or more at the time of re-election.

5.	deleting Sections 10 and 11 of Article III in their entirety and inserting in their place the following new Sections 10 and 11:

Section 10. Vacancies.  Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors although less than a quorum of the Board of Directors; provided, however, that, during the Three-Year Period, the Board of Directors shall consider for election only nominees recommended by the Governance and Nominating Committee.  A Director elected to fill a vacancy, including a vacancy resulting from an increase in the number of Directors, shall be elected to serve for a term expiring at the next annual meeting at which Directors are elected and which such Director’s successor shall have been elected and qualified.

Section 11. Director Nominations.  During the Three-Year Period, but excluding nominations with respect to the Third Annual Meeting, the Governance and Nominating Committee shall nominate for election to the full Board of Directors in accordance with applicable federal securities laws and applicable stock listing regulations, by majority vote of the Former Rockville Directors serving on the Governance and Nominating Committee (with respect to election of a successor to a Former Rockville Director (it being understood that a Former Rockville Director may be re-elected as his or her successor)) or by majority vote of the Former United Directors serving on the Governance and Nominating Committee (with respect to election of a successor to a Former United Director (it being understood that a Former United Director may be re-elected as his or her successor)), as the case may be, Board nominees for election and/or re-election to the Board at the annual meeting of shareholders and candidates to fill vacancies on the Board in between annual meetings of shareholders.  During the Three-Year Period, (a) any person elected to replace a Former Rockville Director shall be deemed to be a “Former Rockville Director” for all purposes under these Bylaws and (b) any person elected to replace a Former United Director shall be deemed to be a “Former United Director” for all purposes under these Bylaws.

Beginning with nominations for election to the Board at the Third Annual Meeting, the Governance and Nominating Committee shall recommend to the full Board of Directors, by majority vote, Board nominees for election and/or re-election to the Board at the annual meeting of shareholders and candidates to fill vacancies on the Board in between annual meetings of shareholders.  Beginning with nominations for election to the Board at the Third Annual Meeting, the Board of Directors shall nominate Board nominees for election and/or re-election to the Board at the annual meeting of shareholders and shall fill vacancies on the Board in between annual shareholder meetings from the candidates recommended by the Governance and Nominating Committee in accordance with the foregoing procedure.

6.	deleting Article IV in its entirety and inserting in its place the following new Article IV:

ARTICLE IV. COMMITTEES

Section 1. Appointment. Effective as of the Effective Time, the Board of Directors shall maintain the following Committees of the Board of Directors:  Executive Committee, Audit Committee, Compensation Committee, Governance and Nominating Committee, and Risk Committee. The designation of any committee pursuant to this Section 1 and the delegation of authority shall not operate to relieve the Board of Directors, or any Director, of any responsibility imposed by law or regulation.

Section 2. Executive Committee.  Effective as of the Effective Time, the Board of Directors shall appoint an Executive Committee.  During the Three-Year Period, (a) the Executive Committee shall consist of eight (8) Directors, four (4) of whom shall be Former Rockville Directors and four (4) of whom shall be Former United Directors, (b) the Chairman of the Executive Committee shall be the Chairman of the Board and (c) the Executive Committee shall include the Chairman of the Board, the Vice Chairman of the Board, the Chairmen of each of the Audit, Compensation, Risk and Governance and Nominating Committees, an at-large Former United Director and an at-large Former Rockville Director.  Except as required by law or as otherwise provided by the Board of Directors, the Executive Committee shall be vested with the full powers and authority of the Board of Directors of the Corporation.

Section 3. Audit Committee.  Effective as of the Effective Time, the Board of Directors shall appoint an Audit Committee, all of the members of which shall be independent as required by applicable federal securities laws and any applicable stock listing regulations.  During the Three-Year Period, (a) the Audit Committee shall consist of an equal number of Former Rockville Directors and Former United Directors and (b) the Chairman of the Audit Committee shall be a Former United Director and shall be designated by a majority vote of the Former United Directors.  At least one (1) one member shall be a financial expert in accordance with applicable federal securities law and any applicable stock listing regulations, or disclosure must be made in accordance with applicable securities disclosure rules. The Audit Committee shall, annually, have an audit or examination of the books, records, accounts and affairs of the Corporation made by certified public accountants selected by the Audit Committee in accordance with the Connecticut General Statutes and applicable federal securities laws. The Audit Committee shall have authority to determine what other or further audits or examinations of the Corporation or its affairs shall be made, the extent thereof and by whom the same shall be made and to arrange therefore.

Section 4. Compensation Committee.  Effective as of the Effective Time, the Board of Directors shall appoint a Compensation Committee, all of the members of which shall be independent as required by applicable federal securities laws and any applicable stock listing regulations.  During the Three-Year Period, (a) the Compensation Committee shall consist of an equal number of Former Rockville Directors and Former United Directors and (b) the Chairman of the Compensation Committee shall be a Former Rockville Director and shall be designated by a majority vote of the Former Rockville Directors.  The Compensation Committee shall have such powers as are delegated from time to time by the Board of Directors.

Section 5. Governance and Nominating Committee.  Effective as of the Effective Time, the Board of Directors shall appoint a Governance and Nominating Committee, all of the members of which shall be independent as required by applicable federal securities laws and any applicable stock listing regulations.  During the Three-Year Period, (a) the Governance and Nominating Committee shall consist of an equal number of Former Rockville Directors and Former United Directors and (b) the Chairman of the Governance and Nominating Committee shall be a Former United Director and shall be designated by a majority vote of the Former United Directors.  Until (and excluding elections to the Board at) the Third Annual Meeting, the Governance and Nominating Committee shall nominate persons for election and/or re-election in accordance with applicable federal securities laws, any applicable stock listing regulations and these Bylaws.  Beginning with nominations for election to the Board at the Third Annual Meeting, and in accordance with applicable federal securities laws and stock listing requirements, the Governance and Nominating Committee shall recommend to the Board of Directors, Board nominees for election and/or re-election to the Board at the annual meeting of shareholders and candidates to fill vacancies on the Board between annual meetings of shareholders.  The Governance and Nominating Committee shall have such other powers as are delegated from time to time by the Board of Directors.

Section 6. Risk Committee.  Effective as of the Effective Time, the Board of Directors shall appoint a Risk Committee.  During the Three-Year Period, (a) the Risk Committee shall consist of an equal number of Former Rockville Directors and Former United Directors and (b) the Chairman of the Risk Committee shall be a Former Rockville Director and shall be designated by a majority vote of the Former Rockville Directors.  The Risk Committee shall have such other powers as are delegated from time to time by the Board of Directors, including without limitation responsibilities for assessing the Corporation’s asset/liability and lending risks.

Section 7. Other Committees. The Board of Directors may by resolution establish other Committees composed of Directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution, and procedures thereof.  Notwithstanding the foregoing, during the Three-Year Period, (a) any such resolution of the Board of Directors shall be approved by two-thirds of the full Board of Directors and (b) each Committee shall consist of an equal number of Former Rockville Directors and Former United Directors.

Section 8. Quorum. A majority of the members of any Committee shall constitute a quorum, and the vote of a majority of the members present at a meeting shall be the act of the Committee.

Section 9.  Amendments.  During the Three-Year Period, the provisions of this Article IV may be modified, amended or repealed, and any Bylaw provision inconsistent with the provisions of this Article IV may be adopted, only by an affirmative vote of at least two-thirds of the full Board of Directors.

7.	deleting Sections 1, 2, 3, 4 and 6 of Article V in their entirety and inserting in their place the following Sections:

Section 1. Positions. The officers of the Corporation shall be a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer and/or a Chief Financial Officer, each of whom shall be elected by the Board of Directors.  The Board of Directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or other designation. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices. Except as otherwise provided herein, any two (2) or more offices may be held by the same person.

Section 2. Chairman and Vice Chairman of the Board.  It shall be the duty of the Chairman of the Board to preside, when present, at all meetings of the Board of Directors. The Chairman shall perform such duties and have such powers as may from time to time be prescribed by statutes or by these Bylaws, or by the Board of Directors. The Chairman of the Board of Directors may not serve as the Chief Executive Officer of the Corporation. The Vice Chairman of the Board shall assume the duties of the Chairman in his or her absence. The Vice Chairman shall also perform such duties as may be prescribed from time to time by the Board of Directors; during the Three-Year Period, he or she shall assist with the integration of the Former United Directors and Former Rockville Directors.

Section 3. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall have the active management of the business, property and affairs of the Corporation, subject to the authority of the Board of Directors. The Chief Executive Officer shall be responsible for driving the strategic objectives of the Corporation.  In the absence of the Chairman and Vice Chairman of the Board, the Chief Executive Officer may preside at meetings of the Board of Directors, or with his or her approval a chairman of the meeting may be appointed to preside. He or she shall perform such duties and have such powers as are incident to the office of the Chief Executive Officer and as may from time to time be prescribed by statute or by these Bylaws, or by the Board of Directors.  As of the Effective Time, William H. W. Crawford, IV shall be appointed as Chief Executive Officer.  The removal of Mr. Crawford from, or the failure to appoint Mr. Crawford to, the Chief Executive Officer position, and any amendment to or termination of any employment agreement with Mr. Crawford, prior to the expiration of the Three-Year Period, and any determination not to nominate Mr. Crawford as a Director of the Corporation, prior to the Third Annual Meeting, shall each require the affirmative vote of at least two-thirds of the full Board of Directors, excluding Mr. Crawford.

Section 4. President. The President shall be an executive officer reporting on a straight line to the Chief Executive Officer and shall have such line authority as designated by the Chief Executive Officer and shall otherwise assist the Chief Executive Officer in the active management of the business, property and affairs of the Corporation, subject to the authority of the Board of Directors. As of the Effective Time, J. Jeffrey Sullivan shall be appointed as President.  The removal of Mr. Sullivan from, or the failure to appoint Mr. Sullivan to, the President position, and any amendment to or termination of any employment agreement with Mr. Sullivan, prior to the expiration of the Three-Year Period, and any determination not to nominate Mr. Sullivan as a Director of the Corporation, prior to the Third Annual Meeting, shall each require the affirmative vote of at least two-thirds of the full Board of Directors, excluding Mr. Sullivan.

Section 6. Removal.  Except as otherwise provided in these Bylaws, any officer may be removed by the Board of Directors at any time with or without cause. An officer’s removal does not affect the officer’s contract rights, if any, with the Corporation.

8.	deleting Article XII in its entirety and inserting in its place the following new Article XII:

ARTICLE XII. AMENDMENTS

These Bylaws may be amended by: (i) the approval of the amendment by a majority vote of the Board of Directors, unless a different vote requirement is prescribed by these Bylaws; or (ii) a majority vote of the votes cast by the shareholders of the Corporation at any meeting providing that an amendment by the shareholders to the provisions of Articles II, III or XII shall require a vote of not less than eighty percent (80%) of the outstanding capital stock of the Corporation. No Bylaws shall be amended or repealed unless written notice of such proposed action shall have been given with respect to the meeting at which such action shall be taken.